Exhibit 10.33

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of October 14, 2016 (the “Effective Date”) by and among Desert Hawk Gold Corp., a Nevada corporation (the “Company”), and the purchasers executing a purchaser signature page attached hereto (each, individually, a “Purchaser” and collectively, the “Purchasers”). Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Notes (defined below).

RECITALS

WHEREAS, the Purchasers desire to purchase and the Company desire to sell the Notes on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and each Purchaser, intending to be legally bound, hereby severally and not jointly agree as follows:

1. AMOUNT AND TERMS OF THE NOTES. Subject to the terms of this Agreement, at the Closing (as defined below) the Company agrees to issue and sell to each of the Purchasers, and each Purchaser agrees, severally and not jointly, to purchase from the Company, a secured convertible promissory note in the form attached to this Agreement as Exhibit A (each a “Note” and collectively, the “Notes”) in the principal amount set forth on such Purchaser’s signature page hereto (each, a “Loan Amount”). The aggregate principal amount of all Notes shall not exceed Two Hundred and Fifty Thousand Dollar ($250,000).

2. COLLATERAL. Pursuant to the Security Agreement in the form attached hereto as Exhibit B (the “Security Agreement”), the Company shall grant to the Purchasers, on a pari passu basis, a senior security interest in all Collateral (as defined in the Security Agreement) to secure all of the Company’s obligations under the Notes.

3. USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Notes solely to cure continuing default as referred to in the Notice of Default dated September 19, 2016 received from counsel appointed by Clifton Mining Company and The Woodmam Mining Company.

4. THE CLOSING

4.1 Closing Date. The closing of the sale and purchase of the Notes (the ''Closing'') shall be held on the Effective Date or upon such later date when all of the deliveries required by Section 4.3 below have been made by the applicable parties hereto.

4.2 Delivery. At the Closing, (i) each Purchaser will deliver to the Company a wire transfer of funds in the amount of such Purchaser's Loan Amount according to the wire instructions attached hereto as Exhibit C, along with such Purchaser's execution of the Security Agreement; and (ii) the Company will issue and deliver to each Purchaser (a) a Note executed by the Company in favor of such Purchaser payable in the amount of such Purchaser's Loan Amount, and (b) the Company's execution of the Security Agreement.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser in a Closing, as of the date of such Closing, as follows:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

5.2 Corporate Company Power. The Company has all requisite corporate power to execute and deliver this Agreement, the Notes, the Security Agreement and any other related documentation (collectively, the ''Loan Documents'') and to carry out and perform its obligations under the Loan Documents.

5.3 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Loan Documents by the Company and the performance of the Company's obligations thereunder has been properly taken. The Loan Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

5.4 Consents and Approvals. The holder of the Company's senior secured debt, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other third party in connection with the execution, delivery and performance by the Company of the Loan Documents, other than the consent and waiver of DMRJ Group I, LLC, the filing of Form D with the Securities and Exchange Commission (the ''Commission'') and such filings as are required to be made under applicable state securities laws.

5.5 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 6 hereof, the offer, issue, and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the ''Securities Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

6.1 Acceptance by the Company. The Purchaser acknowledges that such Purchaser's Loan Amount may be accepted or rejected, in whole or in part, by the Company in its sole discretion. The Company shall have no obligation to sell a Note to the Purchaser unless and until this Agreement is executed and delivered by the Purchaser and accepted by the Company and the Company has received the Loan Amount.

6.2 Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes solely for such Purchaser's own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. Purchaser understands and acknowledges that none of the Notes are registered under the Securities Act or any state securities laws. The Purchaser understands that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act, by virtue of Rule 506 of Regulation D as promulgated by the Commission thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement and neither the Commission nor any state securities commission or other regulatory authority has approved the Notes or passed upon or endorsed the merits of the offering of the Notes;

6.3 Information and Sophistication. Each Purchaser hereby: (i) acknowledges that such Purchaser has received and carefully reviewed all the information such Purchaser has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Notes, including the Commission Filings, (ii) represents that such Purchaser's representatives and advisors have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given such Purchaser, (iii) represents that such Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, except for representations contained in this Agreement and statements expressly authorized by the Company to be made to such Purchaser under an obligation of confidentiality on the part of such Purchaser, and (iv) further represents that such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risk of this investment.

6.4 Ability to Bear Economic Risk. Each Purchaser acknowledges that an investment in the Notes involves a high degree of risk, and represents that such Purchaser is able, without materially impairing such Purchaser's financial condition, to hold the Notes for an indefinite period of time and to suffer a complete loss of such Purchaser's investment.

6.5 Accredited Investor Status. Each Purchaser represents and warrants that such Purchaser is an ''accredited investor'' as such term is defined in Rule 501 under the Securities Act as of the Effective Date.

6.6 General Solicitation. Each Purchaser represents that such Purchaser is not purchasing any Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

6.7 Termination of Commission Registration; Unavailability of Rule 144. Each Purchaser acknowledges and understands that as a former ''shell company'' as such term is defined in Rule l2b-2 under the Securities Act, the Company is subject to the provisions of Rule 144(i)(2) under the Securities Act, which provides that Rule 144 is only available for the resale of securities of an issuer that is or has previously been a shell company if (1) the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (2) has filed all reports and other materials required to be filed by section 13 or 15( d) of the Exchange Act, as applicable, during the preceding 12 months ( or for such shorter period that the issuer was required to file such reports and materials); (3) and one year has elapsed since the Company has filed current ''Form 10 information'' with the Commission reflecting its status as an entity that is no longer a shell company. The Company has not filed all reports and other materials required to be filed by Section 14 or 15( d) of the Exchange Act during the preceding 12 months and, as a result, the Purchasers may not rely on Rule 144 for resales of the Company's securities including, the Notes or the Company's equity securities issuable upon conversion of the Notes. The Purchaser acknowledges and understands that Rule 144 will not be available to the Purchaser until such time as the Company all reports required to be filed with the Commission for the preceding 12 months. The Company does not currently intend to file any such reports with the Commission and there are no assurances that the Company will do so in the future.

7. MISCELLANEOUS

7.1 Binding Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY AND EACH PURCHASER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF NEVADA SHALL HAVE JURISDICTION TO HEAR DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PURCHASERS, ON THE ONE HAND, AND COMPANY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7.4 Titles and Subtitles. The titles and subtitles used in the is Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Further Actions. The Company will execute and deliver such other agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by the Purchasers in order to give effect to the transactions contemplated by this Agreement and the other Loan Documents.

7.6 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile with confirmation of receipt or transmission if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the Company at 1290 Holcomb Ave. Reno, Nevada 89502, Attn: Rick Havenstrite and to Purchaser at the address(es) set forth on each Purchaser's signature page or at such other address(es) as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties to this Agreement.

7.7 Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom will be effective unless in writing and approved by each Holder.

7.8 Expenses. The Company and each Purchaser will each bear its respective expenses and legal fees incurred with respect to the Loan Documents and the transactions contemplated thereby. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under the Loan Documents, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit or other proceeding.

7.9 Delays or Omissions. The parties agree that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement will impair any such right, power or remedy, or will it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any otl1er breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by any Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchasers, will be cumulative and not alternative.

7.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. Tl1e balance of this Agreement shall be enforceable in accordance with its terms.

7.11 Entire Agreement. This Agreement, the exhibits to this Agreement and the other Loan Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth in this Agreement.

7.12 Reliance on Counsel and Advisors. Each Purchaser acknowledges that counsel to a particular Purchaser represents only that Purchaser and shall not be deemed to be counsel to any other Purchaser in this transaction. Each Purchaser acknowledges that such Purchaser has had the opportunity to review this Agreement, including all attachments hereto, and the transactions contemplated by this Agreement with such Purchaser's own legal counsel, tax advisors and other advisors. Each Purchaser is relying solely on such Purchaser's own counsel and advisors and not on any statements or representations of any other Purchaser, such other Purchaser's counsel or advisors, or the Company's counsel for legal or other advice with respect to this investment or the transactions contemplated by this Agreement.

7.13. No Commitment for Additional Investment. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth in herein. In addition, the Company acknowledges and agrees that, except as set fortl1 in this Agreement, (a) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (b) the Company shall not rely on any such statement by any Purchaser or such Purchaser's representatives and (c) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.

Each Purchaser shall have the right, in such Purchaser's sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.14. Signatures. It is hereby agreed that tl1e execution by the Purchaser of this Agreement, in the place set forth herein, will constitute the agreement by such Purchaser to be bound by the terms of the Note.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

COMPANY:

DESERT HAWK GOLD CORP.

By:	/s/ Howard Crosby
Howard Crosby, Chief Executive Officer

NOTE PURCHASE AGREEMENT PURCHASER SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this NOTE PURCHASE AGREEMENT as of the date first written above.

PURCHASER:

IBEARHOUSE LLC

By:	/s/ Kelley Price
Kelley Price, Manager

Dated as of: October 14, 2016

Loan Amount: $125.000

Address for Notice:

7806 NE 10th St

Medina, WA 98039

PURCHASER:

WEST C STREET LLC

By:	/s/ Richard Meadows
Richard Meadows, Manager

Dated as of: October 14, 2016

Loan Amount: $125.000

Address for Notice

21838 NE 102nd ET

Redmond, WA 98053

EXHIBIT A

FORM OF PROMISSORY NOTE

EXHIBIT B

FORM OF SECURITY AGREEMENT

EXHIBIT C

WIRE INSTRUCTIONS

[NAME OF BANK]

[BANK ADDRESS]

PHONE NUMBER: ______________

ABA NUMBER: ______________

ACCT. NUMBER: _____________

BENEFICIARY: _______________

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